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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-65676 of Tellium, Inc. of our report dated February 22, 2001 (Except Note 14, dated April 25, 2001), appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated February 22, 2001 relating to the financial statement schedule appearing elsewhere in this registration statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
August 13, 2001